UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2004

Protective Life Secured Trust 2004-40
(by Protective Life Insurance Company as depositor)
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-100944-44 (Commission File Number)	51-6557809 (I.R.S. Employer Identification No.)
Protective Life Secured Trust 2004-40 c/o Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama (Address of principal executive offices) 35223 (Zip Code)

Registrant's telephone number, including area code: (205) 268-1000

Item 1.03 Bankruptcy or Receivership.

Not applicable.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Not applicable.

Item 8.01 Other Events.

        On October 12, 2004, an interest payment was made to the holders of the Inflation Protected InternotesSM due 2014 of Protective Life Secured Trust 2004-40 (the "Trust"). Details of such payment are included in the Administrative Report of the Trust filed as Exhibit 99 hereto. No trustee fees or other trust expenses have been paid by the Trust.

        No matters have occurred since the formation of the Trust which would be reportable under Item 1 (Legal Proceedings), Item 2 (Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities), Item 4 (Submission of Matters to a Vote of Security Holders), or Item 5 (Other Information) of Part II of the Quarterly Report on Form 10-Q, to the extent applicable to the Trust.

        For information relating to Protective Life Insurance Company ("PLIC"), please see PLIC's (Commission file number 001-31901) periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information on file with the Securities and Exchange Commission (the "SEC"). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC's Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC's website on the Internet at http://www.sec.gov, which contains reports and other information that PLIC has filed electronically with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99    Administrative Report of the Trust.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE SECURED TRUST 2004-40 (BY PROTECTIVE LIFE INSURANCE COMPANY AS DEPOSITOR)
Date: October 22, 2004	By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99	Administrative Report of the Trust.